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                                                                       EXHIBIT 5

                                LOCK-UP AGREEMENT

December 11, 2001

BEAR, STEARNS & CO.  INC.
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED
CIBC WORLD MARKETS CORP.
as Representatives of the several Underwriters

c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

and

c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated
4 World Financial Center
New York, New York  10281-1201

               Re:    Ameristar Casinos, Inc.

Ladies and Gentlemen:

        In consideration of the agreement of the several Underwriters, for which Bear, Stearns & Co. Inc. ("BEAR"), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL") and CIBC World Markets Corp. intend to act as Representatives, to underwrite a proposed public offering (the "OFFERING") of shares of common stock (the "COMMON STOCK") of Ameristar Casinos, Inc., a corporation organized under the laws of the State of Nevada (the "COMPANY"), as contemplated by a registration statement filed with the Securities and Exchange Commission on Form S-2 (File No. 333-73178), except as otherwise provided herein, the undersigned hereby (i) agrees that the undersigned will not, directly or indirectly, during a period of ninety (90) days from the date of the final prospectus for the Offering (the "LOCK-UP PERIOD"), without the prior written consent of both Bear and Merrill, (a) offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock or any options or warrants to purchase any shares of the Common Stock, or any securities convertible into, exercisable for or exchangeable for shares of Common Stock owned as of the beginning of the Lock-Up Period or thereafter acquired directly by the undersigned or with respect to which the undersigned has the power of disposition; or (b) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of these transactions are to be settled by the delivery of Common Stock, or such other securities,


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in cash or otherwise) and (ii) authorizes the Company during the Lock-Up Period to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any shares of Common Stock and any securities convertible into, exercisable for or exchangeable for Common Stock for which the undersigned is the record holder and, in the case of any such share or securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such shares or securities.

                The undersigned further agrees, from the date hereof until the end of the Lock-Up Period, that the undersigned will not exercise and will waive his, her or its rights, if any, to require the Company to register its Common Stock and to receive notice thereof.

                Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock or common stock equivalents by gift, will or intestate succession to the undersigned's family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of the undersigned's immediate family (for purposes of this paragraph, "immediate family" shall mean spouse, lineal descendent, father, mother, brother or sister of the transferor); provided, however, that in any such case it shall be a condition to the transfer that (i) each transferee execute an agreement stating that the transferee is receiving and holding the shares of Common Stock or common stock equivalents subject to the provisions of this agreement and there shall be no further transfer of such shares of Common Stock or common stock equivalents except in accordance with this agreement and (ii) each transferee certifies in writing to Bear and Merrill that such transferee is in compliance with the terms of this agreement as if such transferee had been bound by this agreement from the original date of this agreement.


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                The undersigned hereby represents and warrants that the
undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned.

                                            Very truly yours,



                                            /s/ CRAIG H. NEILSEN
                                            ------------------------------------
                                            Name:  Craig H. Neilsen


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        On this 11th of December, 2001, Craig H. Neilsen directed Connie Wilson, in his presence as well as our own, to sign the foregoing document as "Craig H. Neilsen." Upon viewing the signatures as signed by Connie Wilson and in our presence, Craig H. Neilsen declared to us that he adopted them as his own signatures.

                                            /S/ VICTORIA L. VRY
                                            ------------------------------------
                                            Witness

                                            /S/ RHONDA K. VOGEL
                                            ------------------------------------
                                            Witness

STATE OF NEVADA              )
                             )   :ss.
COUNTY OF CLARK              )

        I, Janet Peters, Notary Public in and for said county and state, do hereby certify that Craig H. Neilsen personally appeared before me and is known or identified to me to be the President, Chief Executive Officer and Chairman of the Board of Directors of Ameristar Casinos, Inc., the person who executed the within instrument. Craig H. Neilsen, who being unable due to physical incapacity to sign his name or offer his mark, did direct Connie Wilson, in his presence, as well as my own, to sign his name to the foregoing document. Craig H. Neilsen, after viewing his name as signed by Connie Wilson, thereupon adopted the signatures as his own by acknowledging to me his intention to so adopt them as if he had personally executed the same.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 11th day of December, 2001.

                                            /S/ JANET CATRON
                                            ------------------------------------
                                            Notary Public

                                 Residing at:      Las Vegas, NV

My Commission Expires:       5/9/2005